UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 1, 2006

Caliper Life Sciences, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

00 0-28229	33-0675808
(Commission File Number)	(IRS Employer Identification No.)

68 Elm Street Hopkinton, MA	01748
(Address of Principal Executive Offices)	(Zip Code)

(508) 435-9500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

UPDATE TO THE JOINT PROXY STATEMENT — PROSPECTUS
DATED JULY 11, 2006

Xenogen Corporation (“Xenogen”) and Caliper Life Sciences, Inc. (“Caliper”) are providing this updated information in connection with the proposed merger (the “Merger”) of Xenogen with and into Caliper Holdings, Inc., a wholly-owned subsidiary of Caliper (“Merger Sub”), with respect to the Xenogen board nominees to the Caliper Board following the Merger.

Pursuant to Section 5.7 of the Agreement and Plan of Merger, dated as of February 10, 2006, by and among Caliper, Xenogen and Merger Sub (the “Merger Agreement”), Caliper has agreed to cause two members of Xenogen’s current Board of Directors to be appointed to Caliper’s Board of Directors upon the effective time of the Merger.  The following three current Xenogen directors were designated as potential nominees for such positions:  David W. Carter, Michael F. Bigham and Michael R. Eisenson.  In our Joint Proxy Statement — Prospectus dated July 11, 2006, Messrs. Bigham and Carter were identified as the two current Xenogen directors who had been selected for appointment to the Caliper Board of Directors following the Merger.  On August 1, 2006, Xenogen notified Caliper that Mr. Eisenson has now agreed to serve on the Caliper Board of Directors in place of Mr. Bigham.  Therefore, the following sections of the Joint Proxy Statement — Prospectus are hereby replaced in their entirety:

New Directors Following the Merger (see page I-107)

Upon completion of the merger, the board of directors of Caliper will vote to expand its size by two seats, so that it will then consist of nine members, including seven of the current Caliper directors plus two nominees of Xenogen, one of whom shall be appointed to serve in the class of directors whose term expires at Caliper’s 2008 annual stockholder meeting and the other of whom shall be appointed to serve in the class of directors whose term expires at Caliper’s 2009 annual stockholder meeting. David W. Carter, who is currently Chairman and Chief Executive Officer of Xenogen, and Michael R. Eisenson, who is currently a Director of Xenogen, have been selected as the nominees of Xenogen for this purpose. Mr. Carter will serve in the 2009 class, and Mr. Eisenson will serve in the 2008 class.

Caliper Board of Directors and Related Matters

Caliper has agreed to take the necessary corporate actions so that, as of the closing of the merger:

•                    The size of Caliper’s board of directors will be increased from seven to nine; and

•                    Two nominees of Xenogen, Mr. Michael R. Eisenson and Mr. David W. Carter, will become directors of Caliper, one of whom shall be appointed to serve in the class of directors whose term expires at Caliper’s 2008 annual stockholder meeting, and the other of whom shall be appointed to serve in the class of directors whose term expires at Caliper’s 2009 annual stockholder meeting.

Biographical information as to each of Messrs. Eisenson and Carter is set forth below:

Michael R. Eisenson has served as a member of the Board of Directors of Xenogen since March 2003.  Mr. Eisenson is a Managing Director and the Chief Executive Officer of Charlesbank Capital Partners, LLC, a private investment firm and the investment manager with respect to certain assets of Harvard Private Capital Group, Inc., where Mr. Eisenson was employed from 1986 until the formation of Charlesbank in 1998. Mr. Eisenson serves on the Board of Directors of Playtex Products, Inc., Catlin Group Limited, and United Auto Group, Inc., as well as those of several private companies. Mr. Eisenson received a B.A. in economics from Williams College and J.D. and M.B.A. degrees from Yale University.

David W. Carter has served as Chairman of the Board of Directors of Xenogen since November 1997 and as Xenogen’s Chief Executive Officer since April 2003. From January 1998 to April 2003, he served as Xenogen’s Co-Chief Executive Officer and from May 1997 to November 1997, Mr. Carter was Xenogen’s consultant. From 1991 to May 1997, he served as Chairman of the Board, President and Chief Executive Officer of Somatix Therapy Corporation, a publicly-held gene therapy company, which merged with Cell Genesys, Inc. in 1997. Mr. Carter is a director of Cell Genesys, Inc. and ImmunoGen, Inc. Mr. Carter received a B.A. in History and an M.B.A. from Indiana University.

Other

All other references in the Joint Proxy Statement — Prospectus to Mr. Bigham as one of the nominees of Xenogen to the Caliper Board of Directors following the Merger are replaced with references to Mr. Eisenson.

**********

Caliper and Xenogen have entered into the Merger Agreement pursuant to which it is proposed that Caliper will acquire Xenogen. Caliper has filed a registration statement on Form S-4 in order to register shares of its common stock and warrants to be issued to the former stockholders of Xenogen in the proposed merger between Caliper and Xenogen, which was declared effective by the Securities and Exchange Commission on July 11, 2006. In connection with the proposed merger, on July 12, 2006, Caliper and Xenogen began mailing a joint proxy statement/prospectus relating to the merger and their respective stockholder meetings to their respective stockholders. Investors and security holders of Caliper and Xenogen are advised to read the registration statement on Form S-4 and the joint proxy statement regarding the proposed merger because they contain important information. Investors and security holders may obtain a free copy of the proxy statement and any other documents filed by Caliper and Xenogen at the Securities and Exchange Commission’s website at http://www.sec.gov or directly from Caliper and Xenogen, respectively.

Caliper and its officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Caliper with respect to the proposed merger. Information regarding such officers and directors is included in Caliper’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and the Registration Statement on Form S-4 filed with the Securities and Exchange Commission. These documents are available free of charge at the Securities and Exchange Commission’s web site at http://www.sec.gov and directly from Caliper.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Caliper Life Sciences, Inc.
Dated: August 4, 2006
/s/ THOMAS T. HIGGINS
Thomas T. Higgins
Executive Vice President and Chief
Financial Officer